SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on June 3, 2024, Waste Management, Inc. (the “Company”), Stag Merger Sub Inc., an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and Stericycle, Inc. (“Stericycle”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Stericycle, and Stericycle will continue as the surviving company and an indirect, wholly-owned subsidiary of the Company (the “Merger”).

On September 10, 2024, the Company announced that, in connection with the pending Merger, the Company is commencing a private exchange offer (the “Exchange Offer”) and related consent solicitation (the “Consent Solicitation”) with respect to the outstanding 3.875% Senior Notes due 2029 (the “SRCL Notes”) issued by Stericycle. The Exchange Offer and the Consent Solicitation are being made upon the terms and conditions set forth in an exchange offer memorandum and consent solicitation statement dated September 10, 2024 (the “Offering Memorandum”), copies of which will be made available to holders of the SRCL Notes eligible to participate in the Exchange Offer (“Eligible Holders”).

Pursuant to the Exchange Offer, the Company is offering to issue new notes in exchange for any and all of the $500 million aggregate principal amount of the SRCL Notes held by Eligible Holders. In addition, pursuant to the Consent Solicitation, the Company is soliciting consents on behalf of Stericycle from the Eligible Holders to amend the SRCL Notes and the related indenture under which they were issued to eliminate substantially all of the restrictive covenants, restrictive provisions and events of default, other than payment-related, guarantee-related and bankruptcy-related events of default.

The Exchange Offer and Consent Solicitation are being made solely pursuant to the conditions set forth in the Offering Memorandum in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended, and are conditioned upon, among other things, receipt of the requisite consents in connection with the Consent Solicitation and the consummation of the Merger.

This announcement does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offer and Consent Solicitation are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

A copy of the press release issued by the Company is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This filing contains “forward-looking statements” within the meaning of the U.S. federal securities laws about the Company, Stericycle, the Exchange Offer, the Consent Solicitation, and the Merger, including but not limited to all statements about the timing and consummation of the Exchange Offer, the Consent Solicitation, and the Merger which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should view these statements with caution and should not place undue reliance on such statements. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, general economic and capital markets conditions; inability to obtain required regulatory or government approvals for the Merger or to obtain such approvals on satisfactory conditions; inability to satisfy closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Exchange Offer, the Consent Solicitation or the Merger Agreement; the effects that any termination of the Merger Agreement may have on Stericycle or its business; legal proceedings that may be instituted related to the Merger or otherwise; unexpected costs, charges or expenses; and other risks and uncertainties described in the Company’s and Stericycle’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Part I, Item 1A of each company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q, which are incorporated herein by reference, and in other documents that the Company or Stericycle file or furnish with the SEC. Except to the extent required by law, neither the Company nor Stericycle assume any obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated as of September 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: September 10, 2024	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President & Chief Legal Officer